Exhibit 99.1


     Kerr-McGee Schedules Interim Third-Quarter Conference Call and Webcast
     ----------------------------------------------------------------------

     OKLAHOMA CITY, Aug. 15, 2002 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. ET, Aug. 21, 2002, to discuss its interim third-quarter operating and financial activities and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024, #340339, within the United States or 617-801-9702, #340339, outside the U.S. A replay of the call will be available for 48 hours at 888-286-8010, #55231, within the United States or 617-801-6888, #55231, outside the United States. The webcast replay will be archived for 14 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $11 billion.


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Media Contact:       Debbie Schramm
                     (405) 270-2877

Investor Relations   Rick Buterbaugh
         Contact:    (405) 270-3561